Exhibit 24.2

          ANHEUSER-BUSCH DEFERRED INCOME STOCK PURCHASE
                       AND SAVINGS PLAN

          ANHEUSER-BUSCH DEFERRED INCOME STOCK PURCHASE
          AND SAVINGS PLAN (FOR EMPLOYEES COVERED BY A
                COLLECTIVE BARGAINING AGREEMENT)

                        POWER OF ATTORNEY

     The undersigned are the members of each of the Administrative Committees of the Anheuser-Busch Deferred Income Stock Purchase and Savings Plan and the Anheuser-Busch Deferred Income Stock Purchase and Savings Plan (For Employees Covered by a Collective Bargaining Agreement). Each of the undersigned hereby appoints August A. Busch III, Jerry E. Ritter and JoBeth
G. Brown, and each of them acting singly, the true and lawful agents and attorneys of the undersigned, with full power of substitution, to do all things and to execute all instruments which any of them may deem necessary or advisable to enable Anheuser-Busch Companies, Inc. (the "Company") to comply with the Securities Act of 1933, as amended, and any rules, regulations and requirements of the Securities and Exchange Commission in respect thereof, in connection with (a) the proposed registration under said Act pursuant to a Registration Statement on Form S-8 of 5,000,000 shares of the common stock of the Company for issuance under the Anheuser-Busch Deferred Income Stock Purchase and Savings Plan and (b) the proposed registration under said Act pursuant to a Registration Statement on Form S-8 of 5,000,000 shares of the common stock of the Company for issuance under the Anheuser-Busch Deferred Income Stock Purchase and Savings Plan (For Employees Covered by a Collective Bargaining Agreement); this authorization to include the authority to sign the name of each of the undersigned in the capacities indicated below to the said proposed Registration Statement or amendments to be filed with the Securities and Exchange Commission in respect of said securities, and to any amendments to said Registration Statement or any other Registration Statements previously filed in connection with any of said Plans.

     IN WITNESS WHEREOF, each of the undersigned has executed a copy of this Power of Attorney as of March 22, 1995.

     ALBERT R. WUNDERLICH                 JoBETH G. BROWN
     Albert R. Wunderlich                 JoBeth G. Brown
       Committee Member                   Committee Member


      WILLIAM L. RAMMES                 JACQUELYN G. JOHNSON
      William L. Rammes                 Jacquelyn G. Johnson
      Committee Member                    Committee Member

tal\deferinc.poa